                                                                    EXHIBIT 99.1

                                                 FOR IMMEDIATE RELEASE

[HARVEST LOGO]

                            HARVEST NATURAL RESOURCES
                      ANNOUNCES 4TH QUARTER / 2002 RESULTS

                           o        FOURTH QUARTER DILUTED EPS OF $0.28

                           o        2002 DILUTED EPS OF $2.78

                           o        2002 OPERATING AND OVERHEAD COSTS DOWN 20%

                           o        DEBT-TO-CAPITALIZATION RATIO IMPROVED TO 38%

         HOUSTON, TX - (February 27, 2003) - Harvest Natural Resources, Inc. (NYSE:HNR) today announced 2002 fourth quarter earnings of $10.4 million, or $0.28 per diluted share, compared with earnings of $40.4 million, or $1.19 per diluted share, for the same period last year. The 2001 fourth quarter reported earnings of $40.4 million included the benefit of a reversal of a $42.4 million, or $1.25 per diluted share, deferred tax asset valuation allowance related to net operating loss carryforwards.

         Discretionary cash flow (defined as cash flows from operating activities before changes in operating assets and liabilities) was $19.8 million for the 2002 fourth quarter, more than 2.5 times the $7.4 million for the same period last year. See reconciliation to GAAP in table below.

         Net income for the year ended December 31, 2002 was $100.4 million, or $2.78 per diluted share compared with $43.2 million, or $1.27 per diluted share, for the same period last year. The $100.4 million net income included the after-tax gain on the Company's sale of its interest in Arctic Gas of $93.6 million, or $2.60 per diluted share; and the $3.3 million, or $0.09 per diluted share, partial recovery of a bad debt; offset, in part, by a $13.4 million, or $0.37 per diluted share, impairment of the WAB-21 petroleum property located in the South China Sea.

         Discretionary cash flow was up over 100 percent to $59.3 million compared with $28.2 million for 2001. See reconciliation to GAAP in table below.

         Harvest President and Chief Executive Officer, Dr. Peter J. Hill, said "We are pleased with our 2002 financial results. Our underlying net income for the year, stripping the items described above, improved significantly. Operating and overhead expenses were reduced by $12 million, almost 20 percent compared with 2001, and discretionary cash flow more than doubled to $59 million compared with last year. The balance sheet has also been strengthened with a year-end debt-to-capitalization ratio of 38 percent compared with 77 percent at year-end 2001. In addition, we have over $75 million of cash available as of February 24, 2003. Our improved operating cost structure and strengthened balance sheet give us the platform and financial flexibility to pursue our growth-oriented strategy in 2003 and beyond."

         In Venezuela, production for 2002 was 9.7 million barrels of oil compared with 9.8 million barrels in 2001. The Company received an average price of $13.08 per barrel of oil sold during 2002 compared with an average of $12.52 per barrel sold during 2001. Sales to Petroleos de Venezuela, S.A. were disrupted from December 14, 2002 until February 6, 2003 reducing 2002 sales approximately 550,000 to 600,000 barrels and 2003 sales by an estimated 1.1 million to 1.3 million barrels. Beginning February 8, 2003, the Company has gradually been increasing production to its current level of approximately 23,000 barrels of oil per day (Bopd).

         Hill continued, "We expect to be back at full production by early March. To date, we have experienced very few problems nor incurred additional costs related to bringing our fields back on line."

         Oil production at LLC Geoilbent, the Company's 34 percent owned Russian company, increased 33 percent to 6.9 million barrels for the fiscal year ended September 30, 2002 compared with 5.2 million barrels for the previous year. Geoilbent received an average price of $13.21 per barrel for fiscal year 2002, down $6.30 per barrel, or 32 percent, compared to fiscal year 2001. Although export prices increased $1.28 per barrel to $21.73 per barrel, domestic prices collapsed $4.80 to $8.89 per barrel for fiscal year 2002. Geoilbent delivers its oil production into the state owned Transneft pipeline system for delivery to its customers. This limits Geoilbent's export sales to approximately one-third of the oil volumes delivered, significantly reducing the average sales price received. As a result, the Company's 34 percent share of Geoilbent's net income was $1.6 million for fiscal 2002 compared with $7.0 million for fiscal year 2001.

         Hill continued, "Geoilbent's 2002 financial results were disappointing and is the direct result of the low domestic oil prices. We are working with our majority partner in Geoilbent to sell a larger percentage of its oil production into the export markets, improve their drilling performance, reduce its operating cost structure, progress the natural gas and liquids project, and bring Geoilbent into full compliance with its debt agreement."

         Geoilbent is not expected to be able to comply with covenants in its financing facility with the European Bank of Reconstruction and Development ("EBRD") requiring that it meet a minimum current financial ratio and that it install a western management information system in a timely manner. In such event, EBRD will have the right to declare a default and accelerate the maturity of Geoilbent's debt, which currently stands at $22 million. As a consequence, Geoilbent's independent accountants is expected to issue a going concern opinion. While no assurance can be given, the Company believes these covenant defaults are temporary and does not result in an other than temporary decline in the Company's investment in Geoilbent or will cause EBRD to declare a default after considering Geoilbent's historical net income, cash flow from operating activities and other matters.

         The Company will hold a conference call at 10:00 a.m. Central Time on Thursday, February 27, 2003, during which management will discuss the Company's 2002 and fourth quarter results. The conference leader will be Dr. Peter J. Hill, President and Chief Executive Officer. To access the conference call, dial 785-832-1077 five to ten minutes prior to the start time. A recording of the conference call will also be available for replay at 402-220-1115 until March 6, 2003. The conference call will also be transmitted over the Internet through the Company's web site at www.harvestnr.com or http://www.firstcallevents.com/service/ajwz375961734gf12.html.

         Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an international independent oil and gas exploration and development company with principal operations in Venezuela and Russia. For more information visit the Company's website at www.harvestnr.com.

CONTACT:

Steven W. Tholen
Senior Vice President, Chief Financial Officer
(281) 578-8020

"This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest's expectations as a result of factors discussed in Harvest's 2001 Annual Report on form 10-K and subsequent reports."

================================================================================

                         HARVEST NATURAL RESOURCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             ($ MILLIONS, UNAUDITED)

                                                            December 31,     December 31,
                                                                2002             2001
                                                            ------------     ------------
ASSETS:

CURRENT ASSETS:
       Cash and equivalents                                 $       64.5     $        9.0
       Deposits and restricted cash                                  1.8               --
       Marketable securities                                        27.4               --
       Accounts receivable, net                                     35.4             32.6
       Prepaid expenses and other                                    3.0              1.9
                                                            ------------     ------------
            Total current assets
                                                                   132.1             43.5
RESTRICTED CASH                                                       --               --

OTHER ASSETS                                                         2.5              4.7

DEFERRED INCOME TAXES                                                4.1             57.7

INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES                 51.8            100.5

PROPERTY AND EQUIPMENT, net                                        144.8            141.7
                                                            ------------     ------------

               TOTAL ASSETS                                 $      335.3     $      348.1
                                                            ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
       Accounts payable                                     $        3.8     $        8.2
       Accrued expenses                                             20.7             25.8
       Accrued interest                                              1.4              3.9
       Income taxes payable                                          6.9              3.8
       Commodity hedging contract payable                            0.4               --
       Current portion of long-term debt                             1.9              2.4
                                                            ------------     ------------
            Total current liabilities
                                                                    35.1             44.1

LONG TERM DEBT                                                     104.7            221.6

COMMITMENTS AND CONTINGENCIES                                         --               --

MINORITY INTEREST                                                   24.1             14.8

STOCKHOLDERS' EQUITY:

       Common stock and paid-in capital                            174.0            168.4
       Retained deficit                                              0.2           (100.1)
       Treasury stock                                               (2.8)            (0.7)
                                                            ------------     ------------
            Total stockholders' equity
                                                                   171.4             67.6

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $      335.3     $      348.1
                                                            ============     ============

       Long Term Debt-to-Total Capital(a/b)                           38%              77%
                                                            ============     ============

            Long Term Debt(a)                               $      104.7     $      221.6

            Total Shareholders' Equity                             171.4             67.6
                                                            ------------     ------------
            Total Capital(b)                                $      276.1     $      289.2
                                                            ============     ============

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (IN THOUSANDS EXCEPT PER BOE AND PER SHARE AMOUNTS, UNAUDITED)

THREE MONTHS ENDED:                                          December 31, 2002       December 31, 2001
                                                            --------------------    --------------------
Barrels of oil sold                                            1,985                   2,417

Average price/barrel                                        $  14.06                $   9.86
                                                            --------    --------    --------    --------
                                                               $         $/BOE         $         $/BOE
                                                            --------    --------    --------    --------
REVENUES:
  Oil sales                                                 $ 27,906    $  14.06    $ 23,834    $   9.86

  Other comprehensive loss: ineffective hedge activity          (284)      (0.14)         --
                                                            --------    --------    --------    --------
                                                              27,622       13.92      23,834        9.86
                                                            --------    --------    --------    --------
EXPENSES:
  Operating expenses                                           9,254        4.66      10,571        4.37
  Depletion, depreciation and amortization                     5,412        2.73       6,848        2.83
  Impairments                                                     34        0.02          57        0.02
  General and administrative                                   3,972        2.00       4,197        1.74
  Taxes other than on income                                   1,095        0.55       1,001        0.41
                                                            --------    --------    --------    --------
                                                              19,767        9.96      22,674        9.37
                                                            --------    --------    --------    --------
INCOME FROM OPERATIONS                                         7,855        3.96       1,160        0.49
                                                            --------    --------    --------    --------

OTHER NON-OPERATING INCOME (EXPENSE)

  Gain on sale of investments                                    (34)      (0.02)         --
  Investment income and other                                    448        0.23         716        0.30
  Interest expense                                            (2,809)      (1.42)     (6,411)      (2.65)
  Net gain on exchange rates                                    (551)      (0.28)        253        0.10
                                                            --------    --------    --------    --------
                                                              (2,946)      (1.49)     (5,442)      (2.25)
                                                            --------    --------    --------    --------
INCOME (LOSS) FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                   4,909        2.47      (4,282)      (1.76)
  Income tax benefit                                          (7,810)      (3.93)    (46,285)     (19.15)
                                                            --------    --------    --------    --------
INCOME BEFORE MINORITY INTERESTS                              12,719        6.40      42,003       17.39
  Minority interest in consolidated subsidiary companies       3,318        1.67       1,188        0.49
                                                            --------    --------    --------    --------
INCOME FROM CONSOLIDATED COMPANIES                             9,401        4.73      40,815       16.90
  Equity in net earnings (losses) of affiliated companies      1,041        0.52        (433)      (0.18)
                                                            --------    --------    --------    --------
NET INCOME                                                  $ 10,442    $   5.25    $ 40,382    $  16.72
                                                            ========    ========    ========    ========

NET INCOME PER COMMON SHARE:
  Basic                                                     $   0.30                $   1.19
  Diluted                                                   $   0.28                $   1.19
                                                            --------    --------    --------    --------
Weighted average shares outstanding:

  Basic                                                         35.0 million            34.0 million
  Diluted                                                       36.9 million            34.0 million

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         (IN THOUSANDS EXCEPT PER BOE AND PER SHARE AMOUNTS, UNAUDITED)

YEAR ENDED:                                                  December 31, 2002       December 31, 2001
                                                            --------------------    --------------------
Barrels of oil sold                                            9,708                   9,778

Average price/barrel                                        $  13.08                $  12.52
                                                            --------    --------    --------    --------
                                                               $         $/BOE         $         $/BOE
                                                            --------    --------    --------    --------
REVENUES:
  Oil sales                                                 $127,015       13.08    $122,386       12.52

  Other comprehensive loss: ineffective hedge activity          (284)      (0.03)         --
                                                            --------    --------    --------    --------
                                                             126,731       13.05     122,386       12.52
                                                            --------    --------    --------    --------
EXPENSES:
  Operating expenses                                          33,950        3.50      42,759        4.37
  Depletion, depreciation and amortization                    26,363        2.72      25,516        2.61
  Write-downs of oil and gas properties and impairments       14,537        1.50         468        0.05
  General and administrative                                  16,504        1.70      20,072        2.05

  Bad debt recovery                                           (3,276)      (0.34)         --
  Taxes other than on income                                   4,068        0.42       5,370        0.55
                                                            --------    --------    --------    --------
                                                              92,146        9.50      94,185        9.63
                                                            --------    --------    --------    --------
INCOME FROM OPERATIONS                                        34,585        3.55      28,201        2.89
                                                            --------    --------    --------    --------

OTHER NON-OPERATING INCOME (EXPENSE)

  Gain on sale of investments                                144,029       14.84          --

  Gain on early extinguishment of debt                           874        0.09          --
  Investment income and other                                  2,080        0.21       3,088        0.32
  Interest expense                                           (16,310)      (1.68)    (24,875)      (2.54)
  Net gain on exchange rates                                   4,553        0.47         768        0.08
                                                            --------    --------    --------    --------
                                                             135,226       13.93     (21,019)      (2.14)
                                                            --------    --------    --------    --------
INCOME FROM CONSOLIDATED COMPANIES
  BEFORE INCOME TAXES AND MINORITY INTERESTS                 169,811       17.48       7,182        0.75
  Income tax expense (benefit)                                60,295        6.21     (35,698)      (3.65)
                                                            --------    --------    --------    --------
INCOME BEFORE MINORITY INTERESTS                             109,516       11.27      42,880        4.40
  Minority interest in consolidated subsidiary companies       9,319        0.96       5,545        0.57
                                                            --------    --------    --------    --------
INCOME FROM CONSOLIDATED COMPANIES                           100,197       10.31      37,335        3.83
  Equity in net earnings (losses) of affiliated companies        165        0.02       5,902        0.60
                                                            --------    --------    --------    --------
NET INCOME                                                  $100,362    $  10.33    $ 43,237    $   4.43
                                                            ========    ========    ========    ========

NET INCOME PER COMMON SHARE:
  Basic                                                     $   2.90                $   1.27
  Diluted                                                   $   2.78                $   1.27
                                                            --------    --------    --------    --------
Weighted average shares outstanding:

  Basic                                                         34.6 million            34.0 million
  Diluted                                                       36.1 million            34.0 million

                         HARVEST NATURAL RESOURCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS, UNAUDITED)

                                                                          Three Months Ended December 31,   Year Ended December 31,
                                                                          -------------------------------   -----------------------
                                                                             2002                 2001         2002         2001
                                                                          ----------           ----------   ----------   ----------
Cash Flows From Operating Activities:
      Net income                                                          $   10,442           $   40,382   $  100,362   $   43,237
      Adjustments to reconcile net income to net cash provided
      by operating activities:
             Depletion, depreciation and amortization                          5,412                6,848       26,363       25,516
             Write-down and impairment of oil & gas properties                    34                   57       14,537          468
             Amortization of financing costs                                     187                  299        1,745        1,179
             (Gain) loss on disposal of assets                                    34                 (336)    (144,029)        (336)
             Equity in earnings of affiliated companies                       (1,041)                 432         (165)      (5,902)
             Allowance and write off of employee notes and
             accounts receivable                                                  53                  118       (2,987)         365
             Non-cash compensation-related charges                               576                  229        1,458          474
             Minority interest in undistributed earnings of
             subsidiaries                                                      3,318                1,188        9,319        5,545
             Extraordinary income from repurchase of debt                         --                   --         (874)
             Tax benefits related to stock option compensation                    --               11,008       11,008
             Deferred income taxes                                               752              (52,873)      53,618      (53,407)
      Changes in operating assets and liabilities:
             Accounts and notes receivable                                    10,601                7,552       (1,972)      11,756
             Prepaid expenses and other                                         (101)                (277)      (1,130)         565
             Accounts payable                                                   (602)               3,935       (4,327)      (4,671)
             Accrued expenses                                                 (2,602)              (4,652)     (10,290)          43
             Accrued interest payable                                         (2,000)              (5,586)      (2,489)         161
             Commodity hedging contract                                          430                   --          430
             Income taxes payable                                            (10,031)              (6,379)       3,059          607
                                                                          ----------           ----------   ----------   ----------
             Net Cash Provided By Operating Activities                        15,462                1,945       42,628       36,608
                                                                          ----------           ----------   ----------   ----------
Cash Flows From Investing Activities:
      Proceeds from sale of property and equipment                                --                   --      189,841
      Additions of property and equipment                                    (10,483)              (8,754)     (43,347)     (43,364)
      Investment in and advances to affiliated companies                         (41)              (1,557)       9,185      (16,855)
      Increase in restricted cash                                                 --                   --       (2,800)         (57)
      Decrease in restricted cash                                              1,000                   --        1,000       10,961
      Purchases of marketable securities                                    (234,287)                  --     (353,478)     (15,067)
      Maturities of marketable securities                                    219,290                   --      326,090       16,370
                                                                          ----------           ----------   ----------   ----------
             Net Cash Provided By (Used In) Investing Activities             (24,521)             (10,311)     126,491      (48,012)
                                                                          ----------           ----------   ----------   ----------
Cash Flows From Financing Activities:
      Net proceeds from exercise of stock options and warrants                   909                   --        3,345           --
      Proceeds from issuance of short term borrowings and notes payable       15,500                   --       15,500       21,111
      Payments on short term borrowings and notes payable                       (650)              (1,114)    (132,138)     (15,746)
      (Increase) decrease in other assets                                       (430)                  43         (349)         (69)
                                                                          ----------           ----------   ----------   ----------
             Net Cash Provided by (Used in) Financing Activities              15,329               (1,071)    (113,642)       5,296
                                                                          ----------           ----------   ----------   ----------
             Net Decrease in Cash                                              6,270               (9,437)      55,477       (6,108)
Cash and Cash Equivalents at Beginning of Period                              58,231               18,461        9,024       15,132
                                                                          ----------           ----------   ----------   ----------

Cash and Cash Equivalents at End of Period                                $   64,501           $    9,024   $   64,501   $    9,024
                                                                          ==========           ==========   ==========   ==========
      GAAP vs Non-GAAP Reconciliation:
             Net Cash Provided by Operating Activities                    $   15,463           $    1,945   $   42,628   $   36,608
             Total Changes in Operating Assets and Liabilities                 4,304                5,407       16,719       (8,397)
                                                                          ----------           ----------   ----------   ----------
             Discretionary Cash Flow                                      $   19,767           $    7,352   $   59,347   $   28,211
                                                                          ==========           ==========   ==========   ==========